Exhibit 10.29

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement is entered into as of May 30, 2003 (the “Amendment”), by and between COMERICA BANK-CALIFORNIA (“Bank”) and SEEBEYOND TECHNOLOGY CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 4, 2000, as amended by that certain Amendment to Loan and Security Agreement dated as of June 10, 2001, that certain Second Amendment to Loan and Security Agreement dated as of October 31, 2001, that certain Third Amendment to Loan and Security Agreement dated as of August 7, 2002, that certain Fourth Amendment to Loan and Security Agreement dated as of December 24, 2002, and that certain Fifth Amendment to Loan and Security Agreement dated as of March 26, 2003, as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Certain defined terms in Section 1 of the Agreement hereby are amended as follows:

“Revolving Maturity Date” means May 31, 2004.

2.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

3.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

4.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a renewal fee in the amount of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750);

(c)           an Affirmation of Security Agreement and Guaranty, executed by each of Borrower’s subsidiaries, in substantially the forms attached hereto;

(d)           an amount equal to all Bank Expenses incurred to date; and

(e)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SEEBEYOND TECHNOLOGY CORPORATION

By:	/s/ Barry Plaga

Title:	SVP & CFO

COMERICA BANK-CALIFORNIA

By:	/s/ Bonnie Kehe

Title:	Senior Vice President